Exhibit 1.2

EXECUTION VERSION

UnitedHealth Group Incorporated

Debt Securities

Pricing Agreement

May 17, 2021

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

PNC Capital Markets LLC

300 Fifth Avenue

Pittsburgh, Pennsylvania 15222

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

As Representatives of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

UnitedHealth Group Incorporated, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (the “Pricing Agreement”) and in the underwriting agreement, dated May 17, 2021 (the “Agreement”), between the Company, on the one hand, and Citigroup Global Markets Inc., BofA Securities, Inc., Credit Suisse Securities (USA) LLC,

Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, PNC Capital Markets LLC and Wells Fargo Securities, LLC, as representatives (the “Representatives”) of the several underwriters named in Schedule I hereto (the “Underwriters”), on the other hand, to issue and sell to the Underwriters the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 3 of the Agreement shall be deemed to be a representation or warranty as of the date of the Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 15 of the Agreement and the addresses of the Representatives referred to in such Section 15 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

At or prior to 6:15 p.m. (Eastern Time) on May 17, 2021 (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus dated May 17, 2021 (including the Base Prospectus dated February 24, 2020) and the “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule III hereto, including a final term sheet in the form set forth in Schedule IV hereto.

Subject to the terms and conditions set forth herein and in the Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters or power of attorney, the form or forms of which shall be submitted to the Company for examination upon request.

[Remainder of Page Intentionally Left Blank]

Very truly yours,

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Peter M. Gill
	Name:	Peter M. Gill
	Title:	Senior Vice President and Treasurer

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
	Name:	Brian D. Bednarski
	Title:	Managing Director

BOFA SECURITIES, INC.

By:	/s/ Douglas Muller
	Name:	Douglas Muller
	Title:	Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Christopher Murphy
	Name:	Christopher Murphy
	Title:	Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Adam T. Greene
	Name:	Adam T. Greene
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Executive Director

PNC CAPITAL MARKETS LLC

By:	/s/ Valerie Shadeck
Name: Valerie Shadeck
Title: Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

As Representatives of the several Underwriters

named in Schedule I hereto

SCHEDULE I

Underwriter	Principal Amount of 2024 Notes	Principal Amount of 2026 Notes	Principal Amount of 2031 Notes	Principal Amount of 2041 Notes	Principal Amount of 2051 Notes
Citigroup Global Markets Inc.	$85,500,000	$85,500,000	$128,250,000	$128,250,000	$171,000,000
BofA Securities, Inc.	83,000,000	83,000,000	124,500,000	124,500,000	166,000,000
Credit Suisse Securities (USA) LLC	83,000,000	83,000,000	124,500,000	124,500,000	166,000,000
Goldman Sachs & Co. LLC	84,500,000	84,500,000	126,750,000	126,750,000	169,000,000
J.P. Morgan Securities LLC	83,000,000	83,000,000	124,500,000	124,500,000	166,000,000
PNC Capital Markets LLC	83,000,000	83,000,000	124,500,000	124,500,000	166,000,000
Wells Fargo Securities, LLC	83,000,000	83,000,000	124,500,000	124,500,000	166,000,000
Barclays Capital Inc.	40,000,000	40,000,000	60,000,000	60,000,000	80,000,000
Deutsche Bank Securities Inc.	40,000,000	40,000,000	60,000,000	60,000,000	80,000,000
Mizuho Securities USA LLC	40,000,000	40,000,000	60,000,000	60,000,000	80,000,000
Morgan Stanley & Co. LLC	40,000,000	40,000,000	60,000,000	60,000,000	80,000,000
RBC Capital Markets, LLC	40,000,000	40,000,000	60,000,000	60,000,000	80,000,000
Truist Securities, Inc.	40,000,000	40,000,000	60,000,000	60,000,000	80,000,000
U.S. Bancorp Investments, Inc.	40,000,000	40,000,000	60,000,000	60,000,000	80,000,000
KeyBanc Capital Markets Inc.	20,000,000	20,000,000	30,000,000	30,000,000	40,000,000
Santander Investment Securities Inc.	20,000,000	20,000,000	30,000,000	30,000,000	40,000,000
Scotia Capital (USA) Inc.	20,000,000	20,000,000	30,000,000	30,000,000	40,000,000
TD Securities (USA) LLC	20,000,000	20,000,000	30,000,000	30,000,000	40,000,000
Academy Securities, Inc.	5,000,000	5,000,000	7,500,000	7,500,000	10,000,000
BMO Capital Markets Corp.	5,000,000	5,000,000	7,500,000	7,500,000	10,000,000
BNY Mellon Capital Markets, LLC	5,000,000	5,000,000	7,500,000	7,500,000	10,000,000
Fifth Third Securities, Inc.	5,000,000	5,000,000	7,500,000	7,500,000	10,000,000
HSBC Securities (USA) Inc.	5,000,000	5,000,000	7,500,000	7,500,000	10,000,000
Huntington Securities, Inc.	5,000,000	5,000,000	7,500,000	7,500,000	10,000,000
Mischler Financial Group, Inc.	5,000,000	5,000,000	7,500,000	7,500,000	10,000,000
MUFG Securities Americas Inc.	5,000,000	5,000,000	7,500,000	7,500,000	10,000,000
Regions Securities LLC	5,000,000	5,000,000	7,500,000	7,500,000	10,000,000
Samuel A. Ramirez & Company, Inc.	5,000,000	5,000,000	7,500,000	7,500,000	10,000,000
Siebert Williams Shank & Co., LLC	5,000,000	5,000,000	7,500,000	7,500,000	10,000,000

Total	$1,000,000,000	$1,000,000,000	$1,500,000,000	$1,500,000,000	$2,000,000,000

SCHEDULE II

Title of Designated Securities:

0.550% Notes Due May 15, 2024 (the “2024 Notes”)

1.150% Notes Due May 15, 2026 (the “2026 Notes”)

2.300% Notes Due May 15, 2031 (the “2031 Notes”)

3.050% Notes Due May 15, 2041 (the “2041 Notes”)

3.250% Notes Due May 15, 2051 (the “2051 Notes”)

Aggregate principal amount:

$1,000,000,000 for the 2024 Notes

$1,000,000,000 for the 2026 Notes

$1,500,000,000 for the 2031 Notes

$1,500,000,000 for the 2041 Notes

$2,000,000,000 for the 2051 Notes

Price to Public:

2024 Notes:	99.896% of the principal amount of the 2024 Notes, plus accrued interest, if any, from May 19, 2021.

2026 Notes:	99.826% of the principal amount of the 2026 Notes, plus accrued interest, if any, from May 19, 2021.

2031 Notes:	99.991% of the principal amount of the 2031 Notes, plus accrued interest, if any, from May 19, 2021.

2041 Notes:	99.570% of the principal amount of the 2041 Notes, plus accrued interest, if any, from May 19, 2021.

2051 Notes:	99.355% of the principal amount of the 2051 Notes, plus accrued interest, if any, from May 19, 2021.

Purchase Price by Underwriters:

2024 Notes:	99.646% of the principal amount of the 2024 Notes, plus accrued interest, if any, from May 19, 2021, if settlement occurs after that date.

2026 Notes:	99.476% of the principal amount of the 2026 Notes, plus accrued interest, if any, from May 19, 2021, if settlement occurs after that date.

2031 Notes:	99.541% of the principal amount of the 2031 Notes, plus accrued interest, if any, from May 19, 2021, if settlement occurs after that date.

2041 Notes:	98.920% of the principal amount of the 2041 Notes, plus accrued interest, if any, from May 19, 2021, if settlement occurs after that date.

2051 Notes:	98.605% of the principal amount of the 2051 Notes, plus accrued interest, if any, from May 19, 2021, if settlement occurs after that date.

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

Federal (same-day) funds.

Time of Delivery:

9:00 a.m. (New York City time), May 19, 2021.

Indenture:

Indenture, dated as of February 4, 2008, between the Company and U.S. Bank National Association, as Trustee.

Maturity:

2024 Notes:	May 15, 2024.

2026 Notes:	May 15, 2026.

2031 Notes:	May 15, 2031.

2041 Notes:	May 15, 2041.

2051 Notes:	May 15, 2051.

Interest Rate:

2024 Notes:	0.550%.

2026 Notes:	1.150%.

2031 Notes:	2.300%.

2041 Notes:	3.050%.

2051 Notes:	3.250%.

Interest Payment Dates:

2024 Notes:	May 15 and November 15, commencing November 15, 2021.

2026 Notes:	May 15 and November 15, commencing November 15, 2021.

2031 Notes:	May 15 and November 15, commencing November 15, 2021.

2041 Notes:	May 15 and November 15, commencing November 15, 2021.

2051 Notes:	May 15 and November 15, commencing November 15, 2021.

Optional Redemption:

The 2024 Notes, the 2026 Notes, the 2031 Notes, the 2041 Notes and the 2051 Notes are redeemable by the Company, in whole or in part and at any time on not less than 10 nor more than 60 days’ notice by mail, at the applicable redemption prices described in the Prospectus under the heading “Description of the Notes—Optional Redemption.”

Change of Control:

Upon the occurrence of a Change of Control Triggering Event (as defined in the Prospectus), the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

Sinking Fund Provisions:

No sinking fund provisions.

Defeasance Provisions:

Defeasance provisions set forth in Article IX of the Indenture shall apply to the Designated Securities.

Closing Date, Time and Location:

May 19, 2021, at 9:00 a.m. (New York City time) at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017.

Names and Addresses of Representatives:

As to the 2024 Notes, the 2026 Notes, the 2031 Notes, the 2041 Notes and the 2051 Notes (and designated to act on behalf of the other Underwriters or other Representatives):

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Fax No.: (646) 291-1469

Attention: General Counsel

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Facsimile: (212) 901-7881

Attention: High Grade Debt Capital Markets Transaction Management/Legal

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Attention: LCD-IBD

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attention: Registration Department

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Fax No.: (212) 834-6081

Attention: Investment Grade Syndicate Desk

PNC Capital Markets LLC

300 Fifth Avenue

Pittsburgh, Pennsylvania 15222

Attention: Debt Capital Markets, Fixed Income Transaction Execution

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Email: tmgcapitalmarkets@wellsfargo.com

Attention: Transaction Management

SCHEDULE III

List of each Issuer Free Writing Prospectus to be included in the Time of Sale Information:

•	Final term sheet, dated May 17, 2021 relating to the 2024 Notes, the 2026 Notes, the 2031 Notes, the 2041 Notes and the 2051 Notes, as filed pursuant to Rule 433 under the Securities Act.

SCHEDULE IV

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-236600

May 17, 2021

UNITEDHEALTH GROUP INCORPORATED

FINAL TERM SHEET

Dated May 17, 2021

$1,000,000,000 0.550% NOTES DUE MAY 15, 2024

$1,000,000,000 1.150% NOTES DUE MAY 15, 2026

$1,500,000,000 2.300% NOTES DUE MAY 15, 2031

$1,500,000,000 3.050% NOTES DUE MAY 15, 2041

$2,000,000,000 3.250% NOTES DUE MAY 15, 2051

Issuer:	UnitedHealth Group Incorporated

Ratings (Moody’s / S&P / Fitch)*:	[Intentionally omitted]

Note Type:	SEC Registered (No. 333-236600)

Trade Date:	May 17, 2021

Settlement Date (T+2):	May 19, 2021

Maturity Date:	May 15, 2024 (the “2024 Notes”) May 15, 2026 (the “2026 Notes”) May 15, 2031 (the “2031 Notes”) May 15, 2041 (the “2041 Notes”) May 15, 2051 (the “2051 Notes”)

Principal Amount Offered:	$1,000,000,000 (2024 Notes) $1,000,000,000 (2026 Notes) $1,500,000,000 (2031 Notes) $1,500,000,000 (2041 Notes) $2,000,000,000 (2051 Notes)

Price to Public (Issue Price):	99.896% (2024 Notes) 99.826% (2026 Notes) 99.991% (2031 Notes) 99.570% (2041 Notes) 99.355% (2051 Notes)

Net Proceeds (Before Expenses) to Issuer:	$996,460,000 (99.646%) (2024 Notes) $994,760,000 (99.476%) (2026 Notes) $1,493,115,000 (99.541%) (2031 Notes) $1,483,800,000 (98.920%) (2041 Notes) $1,972,100,000 (98.605%) (2051 Notes)

Interest Rate:	0.550% (2024 Notes) 1.150% (2026 Notes) 2.300% (2031 Notes) 3.050% (2041 Notes) 3.250% (2051 Notes)

Interest Payment Dates:

May 15 and November 15, commencing November 15, 2021 (2024 Notes)

May 15 and November 15, commencing November 15, 2021 (2026 Notes)

May 15 and November 15, commencing November 15, 2021 (2031 Notes)

May 15 and November 15, commencing November 15, 2021 (2041 Notes)

May 15 and November 15, commencing November 15, 2021 (2051 Notes)

Regular Record Dates:	May 1 and November 1 (2024 Notes) May 1 and November 1 (2026 Notes) May 1 and November 1 (2031 Notes) May 1 and November 1 (2041 Notes) May 1 and November 1 (2051 Notes)

Benchmark:

T 0.250% due May 15, 2024 (2024 Notes)

T 0.750% due April 30, 2026 (2026 Notes)

T 1.625% due May 15, 2031 (2031 Notes)

T 1.875% due February 15, 2041 (2041 Notes)

T 1.875% due February 15, 2051 (2051 Notes)

Benchmark Price / Yield:	99-23 7/8 / 0.335% (2024 Notes) 99-18 3/4 / 0.836% (2026 Notes) 99-24+ / 1.651% (2031 Notes) 93-19+ / 2.279% (2041 Notes) 89-06+ / 2.384% (2051 Notes)

Spread to Benchmark:	+25 basis points (2024 Notes) +35 basis points (2026 Notes) +65 basis points (2031 Notes) +80 basis points (2041 Notes) +90 basis points (2051 Notes)

Re-offer Yield:	0.585% (2024 Notes) 1.186% (2026 Notes) 2.301% (2031 Notes) 3.079% (2041 Notes) 3.284% (2051 Notes)

Optional Redemption Provisions:	Prior to May 15, 2022 (24 months prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 5 basis points; par call on or after May 15, 2022 (2024 Notes).

IV-2

Prior to April 15, 2026 (1 month prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 7.5 basis points; par call on or after April 15, 2026 (2026 Notes).

Prior to February 15, 2031 (3 months prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 10 basis points; par call on or after February 15, 2031 (2031 Notes).

Prior to November 15, 2040 (6 months prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 15 basis points; par call on or after November 15, 2040 (2041 Notes).

Prior to November 15, 2050 (6 months prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 15 basis points; par call on or after November 15, 2050 (2051 Notes).

Change of Control:	If a Change of Control Triggering Event occurs, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

Day Count:	30/360

CUSIP / ISIN:	91324P EB4 / US91324PEB40 (2024 Notes) 91324P EC2 / US91324PEC23 (2026 Notes) 91324P ED0 / US91324PED06 (2031 Notes) 91324P EE8 / US91324PEE88 (2041 Notes) 91324P EF5 / US91324PEF53 (2051 Notes)

Joint Book-Running Managers:

Citigroup Global Markets Inc.

BofA Securities, Inc.

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

PNC Capital Markets LLC

Wells Fargo Securities, LLC

Barclays Capital Inc.

Deutsche Bank Securities Inc.

IV-3

Mizuho Securities USA LLC Morgan Stanley & Co. LLC RBC Capital Markets, LLC Truist Securities, Inc. U.S. Bancorp Investments, Inc.

Senior Co-Managers:	KeyBanc Capital Markets Inc. Santander Investment Securities Inc. Scotia Capital (USA) Inc. TD Securities (USA) LLC

Co-Managers:

Academy Securities, Inc.

BMO Capital Markets Corp.

BNY Mellon Capital Markets, LLC

Fifth Third Securities, Inc.

HSBC Securities (USA) Inc.

Huntington Securities, Inc.

Mischler Financial Group, Inc.

MUFG Securities Americas Inc.

Regions Securities LLC

Samuel A. Ramirez & Company, Inc.

Siebert Williams Shank & Co., LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time.

*  *  *

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at (800) 831-9146, BofA Securities, Inc. toll-free at (800) 294-1322, Credit Suisse Securities (USA) LLC toll-free at (800) 221-1037, Goldman Sachs & Co. LLC toll-free at (866) 471-2526, J.P. Morgan Securities LLC collect at (212) 834-4533, PNC Capital Markets LLC toll-free at (855) 881-0697, and Wells Fargo Securities, LLC toll-free at (800) 645-3751. Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

IV-4